                                  EXHIBIT 99.1

          HOMETOWN AUTO RETAILERS ANNOUNCES THIRD QUARTER 2003 RESULTS

WATERTOWN, CONN. - NOVEMBER 13, 2003 - Hometown Auto Retailers, Inc. (OTC BB:
HCAR) today announced its financial results for the quarter and nine-month period ended September 30, 2003.

Hometown reported revenues of $78.2 million in the third quarter of 2003 versus revenues of $74.3 million for the same period in 2002, an increase of $3.9 million or 5.2 percent. For the first nine months of 2003, Hometown reported revenues of $216.6 million versus revenues of $212.4 million, an increase of approximately $4.2 million or 2.0 percent.

Hometown's gross profit for the third quarter of 2003 increased approximately $373,000 or 3.6 percent to $10.8 million versus gross profit of $10.5 million in same period in 2002. Gross profit for the first nine months of the year increased approximately $324,000 or 1.1 percent to $30.5 million versus gross profit of $30.2 million in same period in 2002.

Hometown's net income for the third quarter of 2003 increased approximately $274,000 to $832,000 generating basic and diluted earnings per share of $0.12 versus net income of $558,000 and basic and diluted earnings per share of $0.07 for the same period in 2002.

Net income for the first nine months of 2003 increased $24.4 million to $1.8 million generating basic and diluted earnings per share of $0.25 versus a net loss of $(22.6) million and a basic and diluted loss per share of $(3.15) for the same period in 2002.

Results for the third quarter and first nine months of 2003 reflect a reduction in an income tax valuation allowance which had the effect of increasing net income by approximately $196,000 and generating basic and diluted earnings per share of $0.03. Results for the first nine months of 2003 also reflect earnings of $0.08 per share from a gain on the sale of a Chrysler/Jeep Sales and Service Franchise in June 2003.

As previously announced by the company, Hometown has adopted SFAS 142 effective January 1, 2002, an accounting rule issued by the Financial Accounting Standards Board, which among other things eliminates the need to amortize goodwill and requires companies to use a fair-value approach to determine whether there is an impairment of existing and future goodwill.

Since adopting SFAS 142, Hometown has ceased recording goodwill amortization. During the third quarter of 2002, Hometown completed its goodwill impairment testing, which resulted in a one-time, non-cash charge of approximately $23.7 million recorded by the company to write-off the carrying value of its goodwill. This charge was non-operational in nature and is reflected as a cumulative effect of the accounting change in the accompanying statement of operations for the nine months ended September 30, 2002.

Before the cumulative effect of the accounting change, Hometown reported net income of $1.1 million and basic and diluted income per share of $0.15 for the first nine months of 2002.

HOMETOWN AUTO ANNOUNCES THIRD QUARTER 2003 RESULTS

"As I stated in our last press release, we feel we have the right management team in place, and we are continuing to capitalize on this," said Corey Shaker, Hometown president and chief executive officer. "It's hard to express a feeling in a press release, but when I walk into our stores, the aura is clear that all the managers are pulling for Hometown and I am very proud to be associated with them. There are still opportunities to build parts and service revenues and increase used car and F&I margins even more, and we will continue to focus on these higher margin areas of our business."

Hometown sold 3,873 vehicles during the third quarter of 2003, 213 more than it sold in the same period in 2002. Hometown sold 10,655 vehicles during the nine months ended September 30, 2003, 116 more than it sold in the same period in 2002. Total vehicles sold (by category) are shown in the table below.

                                    For the three months      For the nine months
                                     ended September 30,      ended September 30,
                                       2003        2002        2003        2002
                                      ------      ------      ------      ------
New vehicle                            1,990       1,841       5,456       5,097
Used vehicle - retail                    947       1,038       2,883       3,237
Used vehicle - wholesale                 936         781       2,316       2,205
                                      ------      ------      ------      ------
Total units sold                       3,873       3,660      10,655      10,539
                                      ======      ======      ======      ======

Hometown sold a Chrysler/Jeep new car franchise on June 3, 2003. On a same store basis (excluding the Chrysler/Jeep new car franchise for all periods) Hometown sold 3,873 vehicles during the third quarter of 2003, 301 more than it sold in the same period in 2002. Hometown sold 10,562 vehicles during the nine months ended September 30, 2003, 263 more than it sold on a same store basis in the same period in 2002. Total vehicles sold (by category) on a same store basis are shown in the table below.

                                     For the three months      For the nine months
                                      ended September 30,      ended September 30,
                                       2003        2002        2003        2002
                                      ------      ------      ------      ------
New vehicle                             1,990      1,753       5,363       4,857
Used vehicle - retail                     947      1,038       2,883       3,237
Used vehicle - wholesale                  936        781       2,316       2,205
                                       ------     ------      ------      ------
Total units sold (same store basis)     3,873      3,572      10,562      10,299
                                       ======     ======      ======      ======

               HOMETOWN AUTO ANNOUNCES THIRD QUARTER 2003 RESULTS

Sales of new vehicles increased $5.2 million or 10.9 percent to $52.8 million for the third quarter of 2003 versus $47.6 million in the same period in 2002. On a same store basis, sales of new vehicles increased $7.4 million or 16.3 percent to $52.8 million for the third quarter of 2003 versus $45.4 million in the same period in 2002. Used vehicle sales decreased $1.1 million or 6.1 percent to $16.9 million for the third quarter of 2003 versus $18.0 million in the same period in 2002. Parts and service revenues for the third quarter of 2003 decreased 2.1 percent or $134,000 to $6.2 million versus $6.4 million for the same period in 2002. As a result of the previously mentioned sale of a Chrysler/Jeep new car franchise, parts and service business of that franchise was closed. On a same store basis, parts and service revenue increased $111,000 or 1.8 percent to $6.2 million for the third quarter of 2003 versus $6.1 million in the same period in 2002. Other revenues (net) decreased $72,000 or 3.0 percent to $2.3 million for the third quarter of 2003 versus $2.4 million in the same period in 2002.

Sales of new vehicles increased $10.5 million or 8.1 percent to $139.7 million for the first nine months of 2003 versus $129.2 million in the same period in 2002. On a same store basis, sales of new vehicles increased $14.2 million or
11.5 percent to $137.2 million for the first nine months of 2003 versus $123.0 million in the same period in 2002. Used vehicle sales decreased $6.1 million or
10.5 percent to $52.0 million for the first nine months of 2003 versus $58.1 million in the same period in 2002. Parts and service revenues for the first nine months of 2003 increased 1.5 percent or $271,000 to $18.7 million versus $18.4 million the same period in 2002. On a same store basis, parts and service revenues for the first nine months of 2003 increased 3.1 percent or $557,000 to $18.2 million versus $17.7 million the same period in 2002. Other revenues (net) decreased 8.1 percent or $552,000 to $6.3 million for the first nine months of 2003 versus $6.8 million for the same period in 2002.

                                 ABOUT HOMETOWN

Hometown Auto Retailers (www.htauto.com) sells new and used cars and light trucks, provides maintenance and repair services, sells replacement parts and provides related financing, insurance and service contracts through nine franchised dealerships located in New Jersey, New York, Connecticut, Massachusetts and Vermont. The company's dealerships offer 10 American and Asian automotive brands, including Chevrolet, Chrysler, Dodge, Ford, Jeep, Lincoln, Mazda, Mercury, Oldsmobile, and Toyota. Hometown is also active in two "niche" segments of the automotive market: the sale of Lincoln Town Cars and limousines to livery car and livery fleet operators and the maintenance and repair of cars and trucks at a Ford and Lincoln Mercury factory authorized free-standing service center.

This release contains "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results or achievements may be materially different from those expressed or implied. The company's plans and objectives are based on assumptions involving judgments with respect to future economic, competitive and market conditions, its ability to consummate, and the timing of acquisitions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

HOMETOWN AUTO ANNOUNCES THIRD QUARTER 2003 RESULTS

                          HOMETOWN AUTO RETAILERS, INC.
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                   For the Three Months               For the Nine Months
                                                                   Ended September 30,                Ended September 30,
                                                               ----------------------------      ---------------------------
                                                                  2003             2002             2003             2002
                                                               -----------      -----------      -----------      -----------
Revenues
   New vehicle sales                                           $    52,786      $    47,597      $   139,668      $   129,172
   Used vehicle sales                                               16,888           18,039           52,021           58,076
   Parts and service sales                                           6,220            6,354           18,655           18,384
   Other, net                                                        2,286            2,358            6,259            6,811
                                                               -----------      -----------      -----------      -----------
      Total revenues                                                78,180           74,348          216,603          212,443

Cost of sales
   New vehicle                                                      49,272           44,740          130,640          121,295
   Used vehicle                                                     15,243           16,285           47,006           52,716
   Parts and service                                                 2,830            2,861            8,463            8,262
                                                               -----------      -----------      -----------      -----------
      Total cost of sales                                           67,345           63,886          186,109          182,273
                                                               -----------      -----------      -----------      -----------
      Gross profit                                                  10,835           10,462           30,494           30,170

Selling, general and administrative expenses                         9,094            8,794           26,509           26,030
                                                               -----------      -----------      -----------      -----------
      Income from operations                                         1,741            1,668            3,985            4,140

   Interest income                                                      22               12               36               33
   Interest (expense)                                                 (715)            (812)          (2,292)          (2,412)
   Other income                                                          5               11              956               35
   Other (expense)                                                      --               --               (3)              (3)
                                                               -----------      -----------      -----------      -----------
      Income before taxes and cumulative effect of
          accounting change                                          1,053              879            2,682            1,793
      Provision for income taxes                                       221              321              888              691
                                                               -----------      -----------      -----------      -----------
      Income before cumulative effect of accounting change             832              558            1,794            1,102
      Cumulative effect of accounting change                            --               --               --          (23,708)
                                                               -----------      -----------      -----------      -----------

Net income (loss)                                              $       832      $       558      $     1,794      $   (22,606)
                                                               ===========      ===========      ===========      ===========
Earnings (loss) per share, basic
     Before cumulative effect of accounting change             $      0.12      $      0.07      $      0.25      $      0.15
     Cumulative effect of accounting change                             --               --               --            (3.30)
                                                               -----------      -----------      -----------      -----------
Earnings (loss) per share, basic                               $      0.12      $      0.07      $      0.25      $     (3.15)
                                                               ===========      ===========      ===========      ===========
Earnings (loss) per share, diluted
     Before cumulative effect of accounting change             $      0.12      $      0.07      $      0.25      $      0.15
     Cumulative effect of accounting change                             --               --               --            (3.30)
                                                               -----------      -----------      -----------      -----------
Earnings (loss) per share, diluted                             $      0.12      $      0.07      $      0.25      $     (3.15)
                                                               ===========      ===========      ===========      ===========

Weighted average shares outstanding, basic                       7,175,105        7,175,105        7,175,105        7,175,105
Weighted average shares outstanding, diluted                     7,212,067        7,175,105        7,187,426        7,175,105

HOMETOWN AUTO ANNOUNCES THIRD QUARTER 2003 RESULTS

                          HOMETOWN AUTO RETAILERS, INC.
                           CONSOLIDATED BALANCE SHEETS
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                        September 30, December 31,
                                   ASSETS                                   2003          2002
                                                                          --------      --------
                                                                               (Unaudited)
Current Assets:
   Cash and cash equivalents                                              $  5,741      $  3,624
   Accounts receivable, net                                                  7,026         4,883
   Inventories, net                                                         34,181        39,169
   Prepaid expenses and other current assets                                   557           510
   Deferred income taxes and taxes receivable                                1,061         1,245
                                                                          --------      --------
     Total current assets                                                   48,566        49,431

Property and equipment, net                                                 12,689        12,882
Other assets                                                                 1,075         1,503
                                                                          --------      --------
     Total assets                                                         $ 62,330      $ 63,816
                                                                          ========      ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Floor plan notes payable                                               $ 34,265      $ 38,522
   Accounts payable and accrued expenses                                     6,812         5,072
   Current maturities of long-term debt and capital lease obligations          998         1,164
   Deferred revenue                                                            697           588
                                                                          --------      --------
     Total current liabilities                                              42,772        45,346

Long-term debt and capital lease obligations                                12,370        13,059
Long-term deferred income taxes                                                 90           118
Long-term deferred revenue                                                     754           743
                                                                          --------      --------
     Total liabilities                                                      55,986        59,266

Stockholders' Equity
   Preferred stock, $.001 par value, 2,000,000 shares
   authorized, no shares issued and outstanding                                 --            --
   Common stock, Class A, $.001 par value, 12,000,000 shares
   authorized, 3,597,105 and 3,563,605 shares issued and
   outstanding                                                                   4             3
   Common stock, Class B, $.001 par value, 3,760,000 shares
   authorized, 3,578,000 and 3,611,500 shares issued and
   outstanding                                                                   3             4
   Additional paid-in capital                                               29,760        29,760
   Accumulated deficit                                                     (23,423)      (25,217)
                                                                          --------      --------
     Total stockholders' equity                                              6,344         4,550
                                                                          --------      --------
     Total liabilities and stockholders' equity                           $ 62,330      $ 63,816
                                                                          ========      ========